                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Forward Industries, Inc.
 ..............................................................................
                (Name of Registrant as Specified In Its Charter)

                            Forward Industries, Inc.
 ..............................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     .........................................................................
     2) Aggregate number of securities to which transaction applies:
     .........................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
     .........................................................................
     4) Proposed maximum aggregate value of transaction:
     .........................................................................
     5) Total fee paid:
     .........................................................................
         1Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      ........................................................................
      2) Form, Schedule or Registration Statement No.:
      ........................................................................
      3) Filing Party:
      ........................................................................
      4) Date Filed: .........................................................

                            FORWARD INDUSTRIES, INC.
                             275 HEMPSTEAD TURNPIKE
                         WEST HEMPSTEAD, NEW YORK 11552



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of Forward Industries, Inc.

         The Annual Meeting of Shareholders of Forward Industries, Inc. (the "Company") will be held at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, 25th Floor, New York, New York, at 10:00 a.m., Eastern Standard Time, on August 12, 1998, for the following purposes:

                  1. To elect a Board of Directors for the ensuing year.

                  2. To ratify the appointment of Patrusky, Mintz & Semel as the independent auditors and accountants for the Company for the year ending September 30, 1998.

                  3. To transact such other business as may properly come
                     before the meeting.


         All shareholders are invited to attend the meeting. Shareholders of record at the close of business on July 13, 1998, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open to examination by shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 275 Hempstead Turnpike, West Hempstead, New York 11552.

         Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            STEPHEN SCHIFFMAN
                                            Secretary

West Hempstead, New York
July 13, 1998

                            FORWARD INDUSTRIES, INC.
                             275 Hempstead Turnpike
                         West Hempstead, New York 11552

                                 (516) 564-1100


                                ---------------
                                PROXY STATEMENT
                                ----------------

         The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard Time, on August 12, 1998 at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, 25th Floor, New York, New York 10176 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

         The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, consultants and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

         The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

         The form of proxy solicited by the Board of Directors affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

         All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposal 2 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

         A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

         At the close of business on July 13, 1998, 4,798,141 shares of Common Stock were outstanding and eligible for voting at the meeting. Each shareholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only shareholders of record at the close of business on July 13, 1998 are entitled to notice of, and to vote at, the meeting. All information in this Proxy Statement has been retroactively adjusted to give effect to a one-for-two reverse stock split of the issued and outstanding Common Stock effected on December 23, 1997.

NO DISSENTER'S RIGHTS

         Under New York law, shareholders are not entitled to dissenter's rights of appraisal with respect to Proposal 2.

         This proxy material is first being mailed to shareholders commencing on or about July 17, 1998.

                                   PROPOSAL 1

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

         The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at four. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at four. The directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the proxy. Each of the nominees is currently a director of the Company.

         For reelection to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each a current director:

                  THEODORE H. SCHIFFMAN
                  MICHAEL SCHIFFMAN
                  NOAH FLESCHNER
                  SAMSON HELFGOTT

         The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

         The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

NAME                    AGE   POSITION WITH THE COMPANY
Theodore H. Schiffman   65    Chairman of the Board and Chief Executive Officer
Michael Schiffman       33    President, Chief Operating Officer and Director(1)
Phil Kart               48    Chief Financial Officer and Vice President(2)
Noah Fleschner          60    Director
Samson Helfgott         59    Director
Stephen Schiffman       30    Secretary

         Each of the directors holds office until the next annual meeting of shareholders and until his successor has been duly elected and qualified.

         THEODORE H. SCHIFFMAN, a co-founder of the Company, has been its Chairman and Chief Executive Officer for more than the past five years and has been a director since 1961.

         MICHAEL SCHIFFMAN has been employed by the Company in various capacities for more than the past five years and became a director of the Company in April 1992. Beginning as a salesman for the Company's advertising specialties products in 1985, Mr. Schiffman became marketing manager for such products in 1987 and, following the acquisition of the custom carrying case business in 1989, was appointed General Manager of that division. Mr. Schiffman served as the Company's Executive Vice-President from 1992 through 1997 and became President and Chief Operating Officer of the Company in 1998 upon William Mooar's resignation. Michael Schiffman is the son
------------------
      (1) Michael Schiffman served as the Company's Executive Vice President during the fiscal year ended September 30, 1997 and was appointed President and Chief Operating Officer of the Company in April 1998 upon William Mooar's resignation.

      (2) Philip Kart was appointed Chief Financial Officer of the Company effective February 22, 1998. Prior to Mr. Kart's employment, Theodore H. Schiffman served as the Company's Chief Financial Officer.

of  Theodore H. Schiffman.   Mr. Schiffman is presently on assignment in
Hong Kong and will be returning to the United States in July 1998.

         PHIL KART became Vice President and Chief Financial Officer of the Company in February, 1998. Mr. Kart has 23 years of financial and corporate planning experience. Mr. Kart served as Chief Financial Officer of OnGard Systems Inc., a publicly held manufacturer of medical equipment, from March, 1994 until December, 1997. From 1989 until March 1994, Mr. Kart was a principal in Big Stone Partners, a financial consulting firm, and prior to that, he held management positions with Agrigenetics Corporation and Union Carbide. Mr. Kart is also a Certified Public Accountant and was employed by Price Waterhouse. Mr. Kart received an MBA from City College of New York.

         SAMSON HELFGOTT is a founding partner in the law firm of Helfgott & Karas, P.C. Prior founding Helfgott & Karas, P.C., for 15 years Mr Helfgott served as Counsel, in New York, to General Electric Company. Prior to his employment at General Electric, Mr. Helfgott was a Patent Attorney for Western Electric Company and for IBM Corporation. He has also worked in private practice for various law firms. Mr. Helfgott holds a Doctorate of Laws degree, cum laude, from Fordham University and is a member of the Bar of the State of New York and is admitted to practice before the United States Patent and Trademark Office and the Canadian Patent Office, the United States Court of Appeals for the Federal Circuit, and the Supreme Court of the United States. Mr. Helfgott became a director of the Company in February 1998.

          NOAH FLESCHNER has been Chairman of the Board and Chief
Executive Officer of Diversified Data Equipment Corp. and Verified System Solutions, Inc., sellers of new and used computer equipment to dealers and commercial end-users, for more than the past five years. Mr. Fleschner is a Certified Public Accountant. Mr. Fleschner became a director of the Company in October 1994.

          STEPHEN SCHIFFMAN has been employed by the Company in various capacities for more than the past five years. Beginning in 1990, Mr. Schiffman was employed in the production department, followed by a move to the Purchasing Department and Inventory Control in the Forward Division. Subsequently, Mr. Schiffman moved to the Marketing Department of the Koszegi division in 1995. Presently, Mr. Schiffman is Vice-President of Marketing and Sales for Terrapin. Stephen Schiffman is the son of Theodore H. Schiffman.

          Pursuant to their respective employment agreements with the Company, Theodore H. Schiffman is employed as Chief Executive Officer through September 30, 2000 and the Company has agreed to use its best efforts to elect him annually as Chairman of the Board, and Michael Schiffman is employed as President through October 31, 2000 and the Company has agreed to use its best efforts to elect him annually as a director.

SHAREHOLDER VOTE REQUIRED

         Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE NOMINEES.

COMMITTEES OF THE BOARD - BOARD MEETINGS

                  The Board of Directors does not have a nominating committee, a compensation committee or a stock option committee. These functions are performed by the Board as a whole. The Board of Directors has established an audit committee to assist it in the discharge of its responsibilities, the principal responsibilities and members of which are described below. The Board of Directors met or acted by unanimous written consent on 5 occasions during the fiscal year ended September 30, 1997. All directors attended 100% of the meetings held by the Board and committees of which they are members.

                  The Audit Committee of the Board of Directors currently consists of Theodore H. Schiffman, Noah Fleschner and Samson Helfgott. The Audit Committee held one meeting during the fiscal year ended September 30, 1997. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of the performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has made unsecured loans from time to time to Mr. and Mrs. Theodore H. Schiffman and to Mr. Schiffman's son, Michael Schiffman. In 1995, Theodore H. Schiffman executed a promissory note to the Company in the principal amount of $235,535, bearing interest at 6% per annum, payable in annual installments on September 30 of each year, commencing September 30, 1996 through September 30, 2000, with the first four installments each in the sum of $50,000 and the remaining installment in the sum of the balance due, of which $135,535 in principal amount, plus interest, remains due as of September 30, 1997, and (b) Michael Schiffman executed a similar note in the principal amount of $50,000, bearing interest at 7% per annum, payable in equal annual installments of $10,000 each September 30 commencing September 30, 1996 through September 30, 2000, of which $30,000 in principal amount remains due as of September 30, 1997.

         William E. Mooar, President of the Company until April 1998, purchased four (4) Units in the Company's 1997 Private Placement, by way of a self-directed retirement fund, for an aggregate of $100,000, each Unit consisting of 30,000 shares of Common Stock, one warrant for the purchase of 30,000 shares of Common Stock and a promissory note in the principal amount of $10,000. Accordingly, the Company is indebted to Mr. Mooar in the amount of $40,000, pursuant to the terms of the 1997 Private Placement.

         Theodore H. Schiffman's son, Stephen Schiffman, is employed by the Company at an annual salary of $32,000. Stephen Schiffman is the Company's Secretary and an administrator of the Company's Terrapin(TM) line of notebook computer carrying cases.

         On September 1, 1995, the Company borrowed $100,000 from Carl Waldman, uncle of Theodore H. Schiffman, for a term of five years pursuant to a promissory note bearing interest at 10% per annum.

         On September 11, 1995, the Company borrowed $400,000 from Cheryl Fenster Fishoff, a principal shareholder of the Company and the sister of Theodore H. Schiffman, pursuant to a Convertible Note bearing interest at 1% over the prime rate as published in The Wall Street Journal and due on September 10, 2000, unless converted to shares of Common Stock of the Company. The Note provides that it may be converted, in whole or in part, into such Common Stock at any time at the conversion price of $4.00 per share. In December 1995 and January 1996 the Company borrowed an additional $157,200 from Mrs. Fishoff pursuant to a Convertible Note due on December 18, 2000 and otherwise under the same terms and conditions. On February 12, 1996, Mrs. Fishoff exercised her option to convert her debt into 139,300 shares of Common Stock. The proceeds of these loans were used to fund working capital obligations of the Company.

         Theodore H. Schiffman and Cheryl Fenster Fishoff each guaranteed payment to the landlord of the Company's former property in Brooklyn, New York of the Company's promissory note in the principal amount of $170,000, which note was subsequently paid off.

         The Company has incurred indebtedness created in connection with letters of credit extended for the benefit of the Company by a corporation controlled by the spouse of Cheryl Fenster Fishoff. The Company pays such corporation a commission of 5% of the amount of the letters of credit, together with expenses related to opening and collection of such letters of credit, and interest on the open balances thereof at 1.5% over the prime rate of the issuing bank. At September 30, 1997, $292,068 of such indebtedness was outstanding. During Fiscal 1997, the Company incurred interest on open letters of credit in the amount of $31,537 and paid commissions of $92,290.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding all cash and non-cash compensation paid by the Company during Fiscal 1997, Fiscal 1996 and Fiscal 1995 to each of its then executive officers earning more than $100,000.

                           SUMMARY COMPENSATION TABLE



                                            Annual Compensation              Long Term Compensation
                                            -------------------              -----------------------
                                                                             Securities
Name and                        Fiscal                    Other Annual       Underlying               All Other
Principal Position               Year       Salary        Compensation       Options                  Compensation
------------------             -------      ------        -------------      ---------                ------------
Theodore H. Schiffman,          1997        $275,000              --         300,000 shares                    --
 Chairman of the Board,
Chief Executive Officer,
 Chief Financial Officer
                                1996        $275,000              --         150,000 shares (a)                --
                                1995        $275,000              --         150,000 shares                    --
Michael Schiffman,              1997        $150,000              -- (d)     300,000 shares                    --
 Executive Vice President (b)
                                1996        $112,500              -- (d)     150,000 shares (a)                --
                                1995        $150,000         $76,500 (c)(d)  150,000 shares                    --
William Mooar, President        1997        $150,000         $30,000 (e)     150,000 shares (f)                --
                                1996             --               --                   --                      --
                                1995             --               --                   --                      --

(a)      Canceled in December 1996 and replaced with a like number of options.

(b) Michael Schiffman served as Executive Vice President of the Company during the fiscal year ended September 30, 1997, and was appointed President in April 1998 upon William Mooar's resignation.

(c) Fair market value of 204,000 shares of the Company's Common Stock issued to Michael Schiffman as of August 3, 1994.

(d) Does not include rental value of apartment and related expenses provided to Mr. Schiffman, aggregating approximately $9,000 per month since July 1995, while on Company assignment in Hong Kong. Mr. Schiffman is expected to return to the United States in July 1998.

(e) Signing bonus received upon entering into employment agreement with the Company.

(f) William Mooar served as President of the Company until his resignation in April 1998, at which time Michael Schiffman was appointed President and Chief Operating Officer of the Company. As of April 1, 1998, Mr. Mooar held vested and exercisable options for the purchase of an aggregate of 75,000 shares of Common Stock all, of which have since been exercised. The balance at such options were canceled.

         The following table sets forth certain information concerning options granted to each of the Chief Executive Officer, President and Executive Vice President of the Company during the fiscal year ended September 30, 1997.




                         OPTIONS GRANTS IN FISCAL 1997


                                       Number of           Percentage of
                                       Securities          Total Options
                                       Underlying          Granted
Name                                   Options             in Fiscal Year      Exercise Price        Expiration Date
----                                   ----------          --------------      --------------        ---------------
Theodore H. Schiffman                  300,000             34.4%               $2.00                 11/15/06
Michael Schiffman                      300,000             34.4%               $2.00                 11/15/06
William E. Mooar                       150,000 (a)         17.2%               $1.62                 10/14/06


(a)      See note (f) to Summary Compensation Table above.

  AGGREGATED OPTION EXERCISES DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1997
                       AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended September 30, 1997 held by the Company's Chief Executive Officer, President and Executive Vice President. No options were exercised by the Chief Executive Officer or Executive Vice President during the fiscal year ended September 30, 1997.

                         Fiscal Year-End Option Values



                                                                            Value of In-the-Money
                                Number of Securities                        Securities Underlying
                                Underlying Unexercised                      Unexercised Options at
                                Options at September 30, 1997               September 30, 1997 (a)
                                -----------------------------               ----------------------
Name                            Exercisable         Unexercisable           Exercisable            Unexercisable
----                            -----------         -------------           -----------            -------------
Theodore H. Schiffman           150,000             300,000                 $        -             $        -
Michael Schiffman               150,000             300,000                 $        -             $        -
William E. Mooar                 37,500             112,500                 $        -             $        -

(a)      No options were in-the-money at the end of Fiscal 1997.




EMPLOYMENT AGREEMENTS

         Effective October 1, 1997, the Company entered into an employment agreement with Theodore H. Schiffman (the "THS Agreement") pursuant to which Mr. Schiffman is employed as Chief Executive Officer of the Company through September 30, 2000. The THS Agreement provides for an annual salary of $275,000 plus annual bonus compensation generally equal to 5% of net pre-tax annual income of the Company in excess of $1,000,000 (which is determined without taking into consideration bonus compensation payable to any employee, including Mr. Schiffman). If the THS Agreement is terminated as a result of Mr. Schiffman's disability or if Mr. Schiffman should die, in each case prior to the end of his employment term, then the Board of Directors would determine in good faith the bonus, if any, payable to him or to his estate. If Mr. Schiffman becomes incapacitated so as to be unable to perform his services for a period of 120 consecutive days or 150 days in any period of 365 days, the Company is entitled to terminate the THS Agreement, in which event the Company is required to retain Mr. Schiffman as a consultant for a period equal to the shorter of the period of disability or five years, at a rate equal to 75% of his salary at the time of termination of employment. Such compensation will be paid to Mr. Schiffman until the earlier to occur of the end of his employment term (September 30, 2000), the expiration of the five-year consulting period, or his death; and after the end of his employment term until the earlier to occur of the expiration of his consulting period or his death, at a rate equal to 60% of salary, in each case less whatever sums may be paid to Mr. Schiffman pursuant to any disability insurance, the premiums for which have been paid by the Company. If Mr. Schiffman dies during his employment term, and if the Company is the recipient of at least $1,000,000 of proceeds of insurance on his life, the Company will pay to his widow, or if his wife has predeceased him, his estate, a monthly death benefit of $10,000 for a ten-year period. If the Company is not the recipient of at least $1,000,000 of insurance, such monthly death benefit will be paid for a period of three years, followed by a monthly death benefit of $5,000 for seven years; if his widow dies prior to the end of such ten year period, such payments will cease. In the event that the THS Agreement is breached by the Company (which would include failure of Mr. Schiffman to be elected to his office and as a director of the Company), which breach is not cured within 30 days after notice from Mr. Schiffman, Mr. Schiffman is entitled to terminate his obligations under the THS Agreement and the Company would continue to remain obligated to compensate Mr. Schiffman as provided in the THS Agreement (including payment of death benefits), which compensation would be reduced by any compensation received by Mr. Schiffman from other employment.

         Effective November 1, 1997, the Company entered into an employment agreement with Michael Schiffman, employing Mr. Schiffman as Executive Vice President of the Company through October 31, 2000 at an annual salary of $150,000, plus annual bonus compensation generally equal to 7.5% of net annual pre-tax income of the Company in excess of $1,000,000 (which is determined without taking into consideration bonus compensation payable to any employee, including Mr. Schiffman). If his employment agreement is terminated as a result of disability or if Mr. Schiffman should die, in each case prior to October 31, 2000, then the Board of Directors would determine in good faith the bonus, if any, payable to him. The balance of the terms of Michael Schiffman's employment agreement are substantially identical to those of Theodore Schiffman's employment agreement, except that Michael Schiffman's agreement provides that the monthly death benefit would be $5,500 if the Company were the recipient of at least $1,000,000 of proceeds of insurance on his life, and $2,750 if the Company did not receive such insurance payment. Effective, April 1, 1998, Mr. Schiffman replaced William Mooar as President of the Company following Mr.
Mooar's resignation in April, 1998.

         Effective October 14, 1996, the Company entered into an employment agreement (as amended, the "WEM Agreement") with William Mooar, pursuant to which Mr. Mooar served as President of the Company and performed duties for the Company of a senior executive nature until his resignation in April, 1998. Simultaneously, Mr. Mooar became a director of the Company. Mr. Mooar was employed at an annual base salary of $150,000, and received a signing bonus of $30,000 and received incentive compensation with respect to each fiscal year of the Company ending during the term of the WEM Agreement equal to the product of
(i) $100,000, and (ii) a fraction, the numerator of which will be the Company's audited pre-tax operating profit (if any) for such fiscal year and the denominator of which will be $500,000. The WEM Agreement provided that Mr. Mooar receive an option to purchase 150,000 shares of the Company's common stock, par value $.01 per share, at an exercise price equal to the fair market value of such shares as of the date of the approval of the shareholders of the Company thereof. The option vests in four equal semi-annual installments commencing October 14, 1996, provided that Mr. Mooar continues in the Company's employ at each such vesting date. The WEM Agreement also provided that the Company grant Mr. Mooar an additional option (the "Incentive Option") to purchase an additional 250,000 shares of Common Stock if the Company's audited pre-tax operating income for its 1997 or 1998 fiscal year is at least $1,000,000. Effective April 1, 1998, William Mooar resigned as President of the Company. At the time of his resignation, Mr. Mooar held vested and exercisable options for the purchase of an aggregate of 75,000 shares of common stock of the Company, all of which have since been exercised.

DIRECTOR'S COMPENSATION

         The Company's employee directors do not receive any additional compensation for their services as directors. Non-employee directors do not receive a fee for serving as such, but are reimbursed for expenses. In addition, non-employee directors are eligible to participate in the Company's 1996 Stock Incentive Plan (the "Incentive Plan").

REPORT ON REPRICING OF STOCK OPTIONS

         The Company did not adjust or amend the exercise price of stock options previously awarded to the Company's Chairman of the Board, Chief Executive Officer, President or Executive Vice President during the fiscal year ended September 30, 1997. As previously noted, certain stock options granted to the Company's Chairman of the Board, Chief Executive Officer, President and Executive Vice President during the fiscal year ended September 30, 1996, were canceled in December 1996, contingent upon shareholder approval of the Company's 1996 Stock Incentive Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is information, as of July 1, 1998, with respect to the beneficial ownership of the Common Stock by (i) each person or group who is known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the compensation table under "Executive Compensation," and (iv) all directors and executive officers of the Company, as a group (five persons).



                                                    Number of Shares                    Percent
Identity of Beneficial Owners                       Of Common Stock                     of Class
-----------------------------                       ------------------                  --------
Theodore H. Schiffman                               482,000 shares (a)(b)(c)            9.5%
275 Hempstead Turnpike
West Hempstead, New York 11552
William E. Mooar                                    195,000 shares (d)                  4.0%
541 Westover Road
Stamford, Connecticut  06902
Michael Schiffman                                   511,327 shares (b)(c)               10.1%
275 Hempstead Turnpike
West Hempstead, New York 11552
Noah Fleschner                                      330 shares                              *
275 Hempstead Turnpike
West Hempstead, New York 11552
Samson Helfgott

All directors and executive                         1,242,192 shares(a)(b)(c)(d)(e)     24.3%
officers as a group

(a) Includes 40,700 shares owned by Mr. Schiffman's wife, as to all of which shares Mr. Schiffman disclaims beneficial ownership.

(b) Includes 150,000 shares subject to currently exercisable options granted by the Company on October 12, 1994 to each of Theodore H. Schiffman and Michael Schiffman at an exercise price of $1.50 per share and 111,000 shares subject to currently exercisable options granted by the Company on November 15, 1996 to each of Theodore H. Schiffman and Michael Schiffman at an exercise price of $2.00 per share.

(c) Theodore H. Schiffman, the Chairman of the Board and the Chief Executive Officer of the Company, is the father of Michael Schiffman, the President and a director of the Company and Stephen Schiffman, the Secretary of the Company, and the brother of Cheryl Fenster Fishoff. Each of Theodore H. Schiffman, Michael Schiffman, Stephen Schiffman and Cheryl Fenster Fishoff disclaims beneficial ownership of shares beneficially owned by the others.

(d) Includes 120,000 shares acquired in the 1997 Private Placement by a self-directed retirement plan of Mr. Mooar.

(e) Includes 4,625 shares subject to currently exercisable options, in addition to those referred to in notes (a) (b) and (d).

*Less than 1.0%.

                                   PROPOSAL 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed Patrusky, Mintz & Semel as independent accountants for the fiscal year ended September 30, 1998 and to render other professional services as required. Patrusky, Mintz & Semel served as the Company's independent accountants for the fiscal year ended September 30, 1997. Miller, Ellin & Company served as the Company's independent accountants for the fiscal year ended September 30, 1996 and for the interim period through June 9, 1997.

         The appointment of Patrusky, Mintz & Semel is being submitted to shareholders for ratification.

         Representatives of Patrusky, Mintz & Semel will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


CHANGE IN CERTIFYING ACCOUNTANT

         As of June 9, 1997, the Board of Directors of the Company approved the resignation of Miller, Ellin & Company as the Company's independent accountants and the engagement of Patrusky, Mintz & Semel as the Company's independent accountants. The reports of Miller, Ellin & Company on the Company's financial statements as of and for the two fiscal years ended September 30, 1995 and September 30, 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two fiscal years ended September 30, 1995 and September 30, 1996 and subsequent period through June 9, 1997 there were no disagreements between the Company and Miller, Ellin concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Miller, Ellin, & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Company did not consult with Patrusky, Mintz & Semel during the Company's two fiscal years ended September 30, 1995 and September 30, 1996 and subsequent period through June 9, 1997 on the application of accounting principles to a specified transaction; the type of opinion that might be rendered on the Company's financial statements; any accounting, auditing or financial reporting issue; or any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.


SHAREHOLDER VOTE REQUIRED

         The affirmative vote of a majority of the shares of the Company's voting Common Stock voted with respect thereto is required to ratify the appointment of public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PATRUSKY, MINTZ & SEMEL AS INDEPENDENT AUDITORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                  DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1999

         Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1999 Annual Meeting of Shareholders must be received at the Company's offices at 275 Hempstead Turnpike, West Hempstead, New York 11552, no later than [120 days prior to the Company's next Annual Meeting,] for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER MATTERS

         The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS SHAREHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 275 HEMPSTEAD TURNPIKE, WEST HEMPSTEAD, NEW YORK 11552.



           THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 2.                                                               Please mark
                                                                                                                        your votes
                                                                                                                [X]     as this
                                                                                                                        example

              ----------
                COMMON
                                                                                                         FOR   AGAINST   ABSTAIN
1.   Election of Directors     FOR All nominees         WITHHOLD     2.  Proposal to ratify Patrusky,    [  ]    [   ]    [   ]
                                   [     ]              [    ]           Mintz & Semel as
                               listed (except as        AUTHORITY        independent auditors.
                                 marked in the        to vote for all
                                 contrary, see       nominees listed
                               instruction below)       at left

     Theodore H. Schiffman, Michael
     Schiffman, Samson Helfgott and Noah
     Fleschner

     INSTRUCTION:  To withhold authority to vote for any individual nominee, draw a line through the name of the nominee above.
                                                                      The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

                                                                      _______________     Dated ________________________ , 1998
                                                                                    |
                                                                                    |     Signature(s) _________________________
                                                                                    |
                                                                                    |     Signatures ____________________________


                                                                                          Please sign exactly as your name appears
                                                                                          and return this proxy immediately in the
                                                                                          enclosed stamped self-addressed envelope.








                            FORWARD INDUSTRIES, INC.
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 12, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder in Forward Industries, Inc. ("Company") hereby constitutes and appoints Theodore H. Schiffman, William Mooar and Stephen
Schiffman, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Squadron, Ellenoff, Plesent &
Sheinfeld, LLP, 25th Floor, 551 Fifth Avenue, New York, on August 12, 1998
10:00 a.m., Eastern Standard Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual
Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF
PROPOSAL 2.

            (Continued and to be signed and dated on the other side)










